                                            PURSUANT TO RULE 424(b)3
                                            REGISTRATION STATEMENT NO. 333-45556



                                   PROSPECTUS
                        8,103,209 SHARES OF COMMON STOCK,
                                 $.01 PAR VALUE

                               [CMS ENERGY LOGO]

                             CMS ENERGY CORPORATION
                              STOCK PURCHASE PLAN

We are pleased to offer the CMS Energy Corporation Stock Purchase Plan (hereinafter referred to as the "Stock Purchase Plan" or "Plan"), a direct stock purchase plan designed to provide investors with a convenient way to purchase shares of CMS Energy Corporation common stock ("CMS common stock") and to reinvest any dividends paid by CMS Energy Corporation ("CMS Energy") for the purchase of additional shares. Stock can be purchased and any dividends paid can be reinvested with no commissions or service charges.

SOME OF THE KEY FEATURES OF THE PLAN ARE:

- Enroll in the Plan at no charge with an initial investment of at least $250 per account. (This $250 minimum will be waived if you enroll in Automatic Investment for at least $50 for five months.) The maximum total amount that you may invest in any calendar year is $250,000.

- Through automatic investments deducted from your bank account of at least $25 per transaction, you can increase your investment in CMS common stock on an ongoing basis with no brokerage charges.

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-     Reinvest any dividends paid by CMS Energy toward the purchase of additional shares of CMS common stock at no charge.

- Directly deposit into your checking or savings account any dividends paid, putting your money to work immediately and saving you a trip to the bank.

-     Have your CMS common stock certificates held in safekeeping at no charge.

- Give CMS common stock to others. (Gift acknowledgment forms are available.)

- Sell shares of CMS common stock directly through the Plan with a minimal brokerage commission.

- Periodically purchase additional CMS common stock with no commissions or service charges.

The CMS common stock is listed on the New York Stock Exchange under the symbol "CMS".

Investing in CMS common stock involves risks. See "CMS Energy Corporation" beginning on page 11 for information concerning risk factors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

December 31, 2004

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                                TABLE OF CONTENTS
                     DESCRIPTION OF THE STOCK PURCHASE PLAN

   Purpose........................................   1

   Administration.................................   1

   Eligibility....................................   2

   Enrollment.....................................   2

   Reports........................................   2

   Dividends......................................   3

   Automatic Investment...........................   3

   Additional Investments.........................   4

   Investment Dates and Prices....................   4

   Sale of Shares.................................   5

   Certificate Safekeeping........................   6

   Issuance of Stock Certificates.................   6

   Gifts and Transfers of Shares..................   7

   Service Fees...................................   7

   Withdrawal From the Stock Purchase Plan........   7

   Additional Information.........................   8

EMPLOYEE PAYROLL DEDUCTION........................   8

U.S. FEDERAL INCOME TAXATION......................   9

CMS ENERGY CORPORATION............................  11

WHERE YOU CAN FIND
  MORE INFORMATION................................  13

INCORPORATION OF CERTAIN
  DOCUMENTS BY REFERENCE..........................  14

USE OF PROCEEDS...................................  16

LIMITATION OF LIABILITY..........................   16

LEGAL MATTERS.....................................  17

EXPERTS...........................................  17

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                            DESCRIPTION OF THE STOCK
                                 PURCHASE PLAN

PURPOSE

The purpose of the Stock Purchase Plan is to provide a convenient, no-cost way to invest in CMS common stock and to reinvest any CMS common stock dividends paid by CMS Energy.

ADMINISTRATION

We administer the Plan through our Investor Services Department. As Plan Administrator, Investor Services acts as transfer agent, keeps records, sends statements and performs other duties related to the Plan. We have the right to change the Plan Administrator.

You can contact the Plan Administrator as follows.

Written          CMS ENERGY
Inquiries:       INVESTOR SERVICES
                 ONE ENERGY PLAZA
                 JACKSON, MI 49201

E-mail
Inquiries:       INVEST@CMSENERGY.COM

Telephone
Inquiries:       517-788-1868

Fax Inquiries:   517-788-1859

Requests for Enrollment
Packages:        517-788-1868

Web Site:        WWW.CMSENERGY.COM/SHAREHOLDER
                 (Secure Web forms are available on this
                 Web site.)

Enroll Online:   Click on "INVEST IN CMS" AT
                 WWW.CMSENERGY.COM

                                                                               1
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An agent independent of us makes any open market purchases and sales of CMS common stock for the Plan.

ELIGIBILITY

Anyone, whether or not a holder of CMS common stock, may be eligible to participate in the Plan by following the enrollment procedures.

ENROLLMENT

If you are already a holder of CMS common stock with shares registered in your name, you can enroll in the Plan by completing and returning the Stock Purchase Plan Authorization form along with any other required documents. If you are not currently a registered shareholder, you can enroll in the Plan by completing and returning the authorization form with an initial investment of at least $250 per account. (This $250 minimum will be waived if you enroll in Automatic Investment for at least $50 per month.) You can also enroll online using our secure Web forms at www.cmsenergy.com/shareholder. The maximum total amount that you may invest in any calendar year is $250,000. TO OBTAIN AUTHORIZATION FORMS AND OTHER MATERIAL, PLEASE REFER TO THE BACK COVER OF THIS DOCUMENT.

REPORTS

You will receive a statement of account whenever there is activity in your account or at least annually. YOU SHOULD RETAIN THESE STATEMENTS TO ESTABLISH THE COST BASIS FOR INCOME TAX AND OTHER PURPOSES. You will also receive communications sent to all other shareholders, such as annual reports and proxy statements.

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DIVIDENDS

As of the date of this prospectus, CMS Energy is not paying common stock dividends. If, in the future, common stock dividends are paid by CMS Energy, you can reinvest some or all of any such common dividends to purchase additional shares of CMS common stock. If you prefer, you can have your dividends directly deposited into your bank account or paid to you via check. No fees will be charged for any of these options. Unless you select a different option, we will reinvest any dividends paid. Common stock dividend payment dates will be declared by our board of directors when and if deemed appropriate.

AUTOMATIC INVESTMENT

You can make your initial investment or purchase additional shares of CMS common stock through automatic deductions from an account at a bank or other financial institution that is a member of the National Automated Clearing House Association. Initial investments must be either a one-time deduction of at least $250 (these will be invested on the next investment weekly date) or ongoing monthly deductions of at least $50 for five months (these monthly investments will continue until cancelled by you). To purchase additional shares, the minimum investment amount is $25 per transaction. You choose the frequency of the investment (semimonthly or monthly). The funds are transferred from your checking or savings account on the banking day prior to the investment date(s) you choose. You can enroll in Automatic Investment using the appropriate section of the Stock Purchase Plan Authorization form, by completing and returning an Automatic Investment Authorization form or using our secure

Web forms on our Web site. There is no charge for this Automatic Investment service. Automatic Investment authorization and cancellation require a ten-day written notice. To request Automatic Investment forms, please refer to the back cover of this document.

ADDITIONAL INVESTMENTS

You can make investments by sending a check or money order to the Plan Administrator at any time. Please do not send cash or third party checks. The check or money order should be payable in U.S. dollars to CMS STOCK PLAN, should be for at least $25 and must be received by noon on the day of investment. Include the top portion of your Stock Purchase Plan Statement of Account or reference your account number on your check. Please mail to the address indicated on the back cover of this document. There is no commission or other charge for this service. You may invest a maximum total amount of $250,000 in a calendar year.

INVESTMENT DATES AND PRICES

Investment purchases are on the following schedule:

-     As soon as practicable after any CMS common stock dividend payment date.

- On the first and 16th day of each month or as soon as practicable thereafter.

-     Or at least weekly, generally on Wednesday.

No INTEREST WILL BE PAID ON AMOUNTS RECEIVED BUT NOT YET INVESTED. Shares of CMS common stock purchased will be either newly issued shares or, at our discretion, will be purchased in the open market (New York Stock Exchange) by the Plan's independent agent. Neither CMS Energy nor the Plan participants will have the authority to direct or control how or when the independent agent purchases shares of CMS common stock. We will credit newly issued shares of CMS common stock to your account at the AVERAGE OF THE HIGH AND LOW SALE PRICES OF OUR COMMON STOCK AS REPORTED ON THE NEW YORK STOCK EXCHANGE COMPOSITE TAPE FOR THE TRADING DAY PRECEDING THE PURCHASE DATE. We will credit shares of CMS common stock purchased in the open market to your account at the actual weighted average price per share incurred. You will not pay brokerage commissions for the shares purchased.

SALE OF SHARES

You can request the sale of some or all of your CMS common stock by completing the appropriate section of the form included on your account statement and returning it to the Plan Administrator. Sale requests can also be submitted via our Web site. The Administrator will forward the sale instructions to the independent agent for sale. Sales will generally be made weekly. The independent agent will sell your shares, together with the shares of other Plan participants, in the open market, and the price will be the weighted average of all shares included in the sale.

We will pay to you by check the proceeds from the sale of your shares, less a nominal brokerage fee (as of the date of this Prospectus, approximately

$.05 per share). Checks are made payable as your account is registered. Requests to change the payee require "Medallion Guaranteed" signatures of all owners, guaranteed by a financial institution participating in the Medallion Guarantee program. Medallion Guaranteed signatures also are required on all sale requests that are likely to exceed a market value of $5,000. We cannot accept instructions to sell your shares on a specific day, at a specific price, in a specific manner, or equal to a specific dollar value. You determine and indicate the number of SHARES to be sold. To obtain sale request forms, please refer to the back cover of this document.

CERTIFICATE SAFEKEEPING

Shares of CMS common stock that you purchase through the Plan are held in your account in book-entry form. If you have certificates for CMS common stock, you can deposit these certificates with us for safekeeping. All safekeeping shares are held in your account in book-entry form. This no-cost option saves you the trouble of keeping certificates and avoids the nuisance and expense of replacing certificates that become lost, destroyed, or stolen.

ISSUANCE OF STOCK CERTIFICATES

You can obtain certificates for some or all of the full shares in your account at no cost by completing the appropriate section of the form included on your account statement and returning it to the Plan Administrator. You can also request a stock certificate on our Web site or by contacting us in writing as indicated on the back cover of this document.

GIFTS AND TRANSFERS OF SHARES

You can transfer ownership of some or all of the shares in your account by providing the Plan Administrator with written, signed transfer instructions. Signatures of all registered shareholders must be Medallion Guaranteed by a financial institution participating in the Medallion Guarantee program. To obtain transfer request forms, please refer to the back cover of this document. These forms are also available on the Web site.

SERVICE FEES

There are NO FEES, COMMISSIONS, OR SERVICE CHARGES OF ANY KIND for initial stock purchases, automatic investment, additional stock purchases, transfers of stock, dividend reinvestment, direct deposit of dividends, or issuance of stock certificates. The only charge associated with the Plan is a minimal brokerage commission for the sale of stock. As of the date of this Prospectus, the brokerage commission for the sale of stock is approximately $0.05 per share.

WITHDRAWAL FROM THE STOCK PURCHASE PLAN

You can terminate your participation in the Plan either by completing and returning the appropriate section of the form included on your account statement, by providing written, signed notice to the Plan Administrator, or on our Web site. You can terminate either by selling all of your shares or by requesting a certificate for all of your whole shares and a check for the market value of your fractional share. If a certificate or check is to be issued in a name(s) other than the name(s) on your account, your written request, signed by all owners, must be Medallion Guaranteed by a financial institution participating in the Medallion Guarantee program.

ADDITIONAL INFORMATION

- Any shares resulting from a stock split or stock dividend paid on shares held in your Plan account will be credited to your account in book-entry form. In the event of a rights offering, you will receive rights based on the total number of whole shares in your account.

- We will make available to you a proxy statement in connection with each meeting of our shareholders, along with an opportunity to vote the shares in your Plan account. Your proxy, when properly submitted, will be voted as you indicate. Your shares will not be voted unless you vote them.

- We reserve the right to suspend, modify or terminate the Plan at any time. All participants will receive notice of any such suspension, modification or termination. If we terminate the Plan, certificates for whole shares held in your account will be issued and a cash payment will be made for any fractional share.

                           EMPLOYEE PAYROLL DEDUCTION

Our employees (including part-time employees, but not temporary or contract employees) and employees of our subsidiaries who participate in the Plan can invest through the Plan by submitting an "Employee Payroll Deduction Authorization Form." The Employee Payroll Deduction Authorization Form authorizes the Plan to make payroll deductions of at least $6.25 per pay period for employees paid weekly and at least $12.50 per pay period for employees paid semimonthly and to use the deductions for the purchase of CMS common stock pursuant to the Plan. Employees may, at any time, increase or decrease, within the above limits, the amount of the deduction by notifying the Plan Administrator at the address on the back cover of this document. Payroll deduction authorizations previously provided remain in effect unless the Plan Administrator is otherwise notified.

All other aspects of the Plan apply to employees.

                          U.S. FEDERAL INCOME TAXATION

The following discussion relates to certain federal income tax consequences if you participate in the Plan. The full effect upon you will depend upon your individual circumstances. We suggest you discuss this material, as well as the impact of state and local taxes, with your tax advisor.

You will be required to include in your gross income for federal income tax purposes amounts equal to any dividends reinvested through the Plan as if you had directly received the cash. You will have no taxable income upon the purchase of shares under the plan. You will not realize taxable gain or loss upon deposit of shares into the Plan or the withdrawal of whole shares from the Plan.

However, you will recognize gain or loss when you sell shares or receive cash for your fractional shares. Gain or loss will generally be a capital gain or loss; long-term or short-term depending on your holding period.

Your tax basis will be the cost of your shares. The holding period will begin the day after the shares are allocated to your account. The statements you receive from us are your continuing record of the cost of your purchases and should be retained for tax purposes.

All or a portion of any dividends distributed to you may be a return of capital and, as such, would not be taxable as ordinary income. In the event of a return of capital distribution, we will provide you with reports that will indicate that we have made a return of capital distribution during the year. If you receive a return of capital dividend, you must reduce the tax basis of the share on which the dividend is paid by the amount of the dividend that is a return of capital. If the amount that is a return of capital exceeds the tax basis, the excess must be reported as capital gains.

If you fail to furnish a properly completed Form W-9 or its equivalent, then the "backup withholding" provisions of the Internal Revenue Code will cause us to withhold the required tax from any dividends or sales proceeds.

Investors who are citizens or residents of a country other than the United States are generally subject to a withholding tax on any dividends paid through the Plan. We are required to withhold from dividends the appropriate amount determined in accordance with Internal Revenue Service regulations. Where applicable, this withholding tax is determined by treaty between the United States and the country in which the investor resides.

                             CMS ENERGY CORPORATION

The following description of our business does not purport to be comprehensive. You should read the documents incorporated by reference in this document before making an investment decision. For additional information concerning CMS Energy and our subsidiaries' business and affairs, including our capital requirements and external financing plans, pending legal and regulatory proceedings and descriptions of certain laws and regulations to which those companies are subject, you should refer to the incorporated documents (see "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" on pages 13 and 14).

We are an integrated energy holding company operating through subsidiaries in the United States and selected markets around the world. We are the parent holding company of Consumers Energy Company ("Consumers") and CMS Enterprises Company ("Enterprises"). Consumers, a combination electric and gas utility company serving 61 of the 68 counties in Michigan's Lower Peninsula, is our largest subsidiary. Consumers' electric and gas businesses are principally regulated utility opera-tions. Consumers' customer base includes a mix of residential, commercial and diversified industrial customers, the largest segment of which is the automotive industry. Enterprises, through subsidiaries and equity investments is engaged in domestic and international diversified energy businesses including natural gas transmission storage and processing, independent power production, and energy services.

From time to time, we may make statements regarding our assumptions, projections, expectations, intentions or beliefs about future events. This prospectus contains or incorporates by reference forward-looking statements as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The words "may," "could," "intend," "plan," "believe," "expect," "estimate," "project" and "anticipate" or similar expressions identify forward-looking statements. Where any forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while such assumptions or bases are believed to be reasonable and are made in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. Where, in any forward-looking statement, we, or our management, express an expectation or belief as to future results, this expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the statement of expecta-tion or belief will result or be achieved or accomplished. We have no obligation to update or revise forward-looking statements regardless of whether new information, future events or any other factors affect the information contained in the statements.

Investing in CMS common stock involves risks. For details concerning certain risk factors, uncertainties and assumptions you should refer to the section entitled "Forward-looking Statements and Risk Factors" in the Management's Discussion and Analysis section of our Form 10-Q for the quarter ended September 30, 2004, other incorporated documents, and periodically in various public filings we make with the SEC. This discussion of potential risks and uncertainties is by no means complete but is designed to highlight important factors that may impact our outlook.

Direct all inquiries related to the Stock Purchase Plan to the address, Web site or telephone number indicated on the back cover of this document.

The address of our principal executive office is ONE ENERGY PLAZA, JACKSON, MICHIGAN 49201. Our telephone number is 517-788-0550.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Our filings are available over the Internet at the Commission's Web site at http:// www.sec.gov. You may also read and copy any document that we file with the Commission at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The outstanding shares of CMS common stock are listed on the New York Stock Exchange and reports, proxy statements and other information concerning our company may also be inspected and copied at its offices at 20 Broad Street, New York, New York 10005. You can find additional information about us, including our Annual Report on Form 10-K/A No. 2 for the year ended December 31, 2003 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004, and September 30, 2004, on our Web site at http://www.cmsenergy.com. The information on the Web site is not part of this Prospectus.

                            INCORPORATION OF CERTAIN
                             DOCUMENTS BY REFERENCE

The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporated by reference the following documents filed by CMS Energy (File No. 1-9513) with the Commission pursuant to the Securities Exchange Act of 1934, as amended and these documents will be deemed to be a part of this prospectus:

(1) CMS Energy's Annual Report on Form 10-K/A No. 2 for the year ended December 31, 2003;

(2) CMS Energy's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2004; and

(3) CMS Energy's Current Reports on Form 8-K filed January 22, March 18, April 14, June 3, August 20, August 31, September 1, October 6, October 12, October 13, October 19, November 9, December 6, December 8, December 13, and December 22, 2004.

We incorporate by reference all future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended and prior to the termination of the offering made by this prospectus and they will be deemed to be a part of this prospectus from the date of filing of such documents. Any statement contained in an incorporated document will be considered modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded will not be considered, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents), at no cost by writing or telephoning us at the offices of our INVESTOR SERVICES located at ONE ENERGY PLAZA, JACKSON, MICHIGAN, 49201; TELEPHONE: 517-788-1868.

Certain information contained in this prospectus summarizes, is based upon, or refers to information and financial statements contained in one or more incorporated documents; accordingly, such information contained in this prospectus is qualified in its entirety by reference to such documents and should be read in conjunction with those documents.

                                 USE OF PROCEEDS

Shares purchased for Plan participants with reinvested cash dividends and other investments will, at our option, be either shares newly issued by us or shares purchased in the open market by the independent agent. When newly issued shares are used, we will use the proceeds for general corporate purposes.

                             LIMITATION OF LIABILITY

If you choose to participate in the Plan, neither we nor the Plan Administrator can assure you of a profit or protect you against a loss on the shares that you purchase under the Plan. We, the Plan Administrator, and any independent agent will not be liable for any act done in good faith or for the good faith omission to act in connection with the Plan. This limitation of liability does not constitute a waiver by any participant of his or her rights under the federal securities laws.

Although the Plan provides for the reinvestment of dividends, the declaration and payment of dividends will continue to be determined by our board of directors at its discretion, depending upon future earnings, the financial condition of our company, and other factors. The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.

This prospectus supersedes all prior prospectuses relating to the Plan.

                                  LEGAL MATTERS

An opinion as to the legality of the securities offered herein has been rendered for us by Robert C. Shrosbree, Assistant General Counsel for CMS Energy.

                                     EXPERTS

The consolidated financial statements and schedule of CMS Energy appearing in its Annual Report (Form 10-K/A No. 2) for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference which are based in part on the report of Price Waterhouse, independent accountants, for Jorf Lasfar and the reports of PricewaterhouseCoopers LLP, independent registered public accounting firm, for 2003 and 2002 and Arthur Andersen LLP, independent accoun-tants, (who have ceased operations) for 2001 for the MCV Partnership. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The financial statements of Emirates CMS Power Company PJSC appearing in CMS Energy's Annual Report (Form 10-K/A No. 2) for the year ended December 31, 2003, have been audited by Ernst & Young, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of SCP Investments (No. 1) Pty Ltd appearing in CMS Energy's Annual Report (Form 10K/A) for the year ended June 30, 2004, have been audited by Ernst & Young, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Jorf Lasfar as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 incorporated herein by reference have been so included in reliance on the report of Price Waterhouse, independent accountants given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of the MCV Partnership as of and for the years ended December 31, 2003 and 2002 incorporated herein by reference have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited consolidated financial statements of the MCV Partnership for the year ended December 31, 2001, incorporated herein by reference, have been audited by Arthur Andersen LLP, independent accountants. Arthur Andersen LLP has not consented to the inclusion of their report on the financial statements of the MCV Partnership for the year ended December 31, 2001 in this prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933, as amended. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under
Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

Future financial statements of CMS Energy and the reports thereon of Ernst & Young LLP and Ernst & Young also will be incorporated by reference in this prospectus in reliance upon the authority of that firm as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of its reports thereon.

                             CMS ENERGY CORPORATION

                                      STOCK
                                    PURCHASE
                                      PLAN

                     A COMMISSION-FREE DIVIDEND REINVESTMENT
                           AND STOCK PURCHASE PROGRAM
                        OFFERED BY CMS ENERGY CORPORATION

                       Prospectus dated December 31, 2004

                                                   [CMS ENERGY CORPORATION LOGO]

CMS ENERGY CORPORATION

STOCK PURCHASE PLAN
INVESTOR SERVICES
ONE ENERGY PLAZA
JACKSON, MI 49201

CMS Energy
Web site:        WWW.CMSENERGY.COM/SHAREHOLDER
                 (Most forms are available on this Web site.)

E-mail:          INVEST@CMSENERGY.COM

Telephone:       517-788-1868

Fax:             517-788-1859

Enroll online:   CLICK ON "INVEST IN CMS" AT WWW.CMSENERGY.COM

Checks:          MAKE PAYABLE TO CMS STOCK PLAN

                                   [CMS ENERGY CORPORATION LOGO]
                                         WWW.CMSENERGY.COM